UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
July 10, 2001
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 2. Acquisition and Disposition of Assets.

        On July 10, 2001, Vesta Fire Insurance Corporation, an Illinois corporation ("Vesta Fire") and a wholly owned subsidiary of Vesta Insurance Group, Inc. completed its acquisition of 100% of the outstanding shares of capital stock of Florida Select Insurance Holdings, Inc. for approximately $64.5 million in cash. Vesta Fire acquired the stock of FSIH from FSIH's four stockholders - Centre Solutions (Bermuda) Limited, Mynd Corporation, Orienta Point Group, L.L.C., and Kamehameha Schools Bernice Pauahi Bishop Estate. The purchase price resulted from arms' length negotiation which took into consideration various factors, including Florida Select's book value at December 31, 2000 of approximately $31.5 million and net income for the twelve months ended December 31, 2001 of approximately $6.6 million. Vesta funded the acquisition with the proceeds of its recently completed supplemental stock offering, which raised net proceeds of approximately $64.7 million before offering expenses.

Item 7. Financial Statements and Exhibits.

   (a)   Financial Statements of Business Acquired.

            See Index on page 2.

   (b)   Pro Forma Financial Information.

            See Index on page 2.

   (c)   Exhibits.

Exhibit Number	Description
2	Stock Purchase Agreement by and among Vesta, Vesta Fire, Centre
Solutions (Bermuda) Limited, Mynd Corporation, Orienta Point Group,
L.L.C., and Kamehameha Schools Bernice Pauahi Bishop Estate, dated
April 18, 2001 (incorporated by reference from Exhibit 2 to Form S-3, registration number 333-60634, filed May 10, 2001).

23	Consent of Ernst & Young LLP

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated as of July 18, 2001

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:       Senior Vice President --
              General Counsel and Secretary

                               Index to Financial Statements

     Consolidated Financial Statements of Florida Select Insurance Holdings Inc. as of
    December 31, 2000 and 1999 and for each of the three years ended December 31, 2000.

     Consolidated Financial Statements of Florida Select Insurance Holdings Inc. as of March 31, 2001
   (unaudited) and December 31, 2000 and for the three months ended March 31, 2001 and 2000 (unaudited).

     Unaudited Pro Forma Consolidated Financial Statements of Vesta Insurance Group, Inc as of and for
   the three months ended March 31, 2001 and for the year ended December 31, 2000.

     General Information..................................................................................24
     Unaudited Pro Forma Consolidated Statements of Operations for the three months ended
        March 31, 2001....................................................................................25
     Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001..................................26
     Unaudited Pro Forma Consolidated Statements of Operations for the year ended
        December 31, 2000.................................................................................27
     Notes to Unaudited Pro Forma Consolidated Financial Statements.......................................28

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Florida Select Insurance Holdings Inc.

        We have audited the accompanying consolidated balance sheets of Florida Select Insurance Holdings Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

        As described in Note 1, the Company changed its method of accounting for organizational costs.

/s/   Ernst & Young LLP

March 16, 2001
Tampa, Florida

                                      FLORIDA SELECT INSURANCE HOLDINGS INC.

                                             CONSOLIDATED BALANCE SHEETS

                                                                                                     December 31,
                                                                                                    -------------
                                                                                               2000              1999
                                                                                              ------            ------
                                                     ASSETS
INVESTMENTS:
  Fixed maturities, held-to-maturity ..................................................   $  2,484,937    $     470,064
  Fixed maturities, available-for-sale ................................................     46,627,215       36,357,501
  Preferred stock                                                                            4,250,451          133,401
                                                                                            ----------          -------
    Total investments .................................................................     53,362,603       36,960,966
Cash and cash equivalents .............................................................     10,379,751       17,964,448
Premiums receivable (net of allowance for doubtful accounts of $160,391 and $152,423, .      3,961,825        3,222,580
respectively)
Amounts due from FRPCJUA in accordance with take-out agreement ........................      1,979,791        9,227,838
REINSURANCE RECOVERABLES:
  On paid losses and loss adjustment expenses .........................................      1,961,275        2,532,007
  On unpaid losses and loss adjustment expenses .......................................      9,977,986        9,293,001
  Prepaid reinsurance premiums ........................................................     20,676,350       17,697,352
Receivable from affiliates ............................................................           --            106,685
Accrued investment income .............................................................        820,429          515,718
Deferred policy acquisition costs .....................................................      1,814,789          859,458
Property and equipment (net of accumulated depreciation and amortization of $403,933
and $211,939, .........................................................................        333,171          305,679
  respectively)
Deferred taxes ........................................................................      1,092,362          305,479
Other assets                                                                                   284,988          105,726
                                                                                              --------          -------
    Total assets ......................................................................   $106,645,320     $ 99,096,937
                                                                                         =============     ============
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Loss and loss adjustment expense reserves ...........................................    $19,951,410     $ 18,547,264
  Unearned premium reserve ............................................................     36,321,138       32,824,958
  Other policyholders' funds ..........................................................      3,569,868        4,033,688
  Reinsurance balance payable .........................................................      7,639,665       10,031,315
  Accounts payable and accrued expenses ...............................................      4,473,200        3,129,851
  Payable to affiliate ................................................................        320,300             --
  Dividends payable ...................................................................           --          6,000,348
  Income taxes payable                                                                       2,892,790          449,291
                                                                                            ----------          -------
    Total liabilities .................................................................     75,168,371       75,016,715
SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 2,000 shares authorized; no shares issued and ......           --               --
   outstanding
  COMMON STOCK:
    Class A, $.01 par value; 2,000 shares authorized; 784 shares issued--779 shares ...              8                8
     outstanding
    Class B, $.01 par value; 2,000 shares authorized; no shares issued and outstanding            --               --
    Class C, $.01 par value; 2,000 shares authorized; 156 shares issued and ...........              1                1
     outstanding
    Class D, $.01 par value; 2,000 shares authorized; 60 shares issued and outstanding               1                1
  Additional paid in capital ..........................................................     10,606,051       10,606,051
  Treasury stock ......................................................................       (105,000)        (105,000)
  Retained earnings (see Note 6 for dividend preference on Common Stock Class D) ......     20,822,998       14,234,110
  Accumulated other comprehensive income (deficit), net of deferred income tax
(expense) benefit of $(94,724) and $416,042, respectively .............................        152,890         (654,949)
                                                                                              --------        ---------
    Total shareholders' equity                                                              31,476,949       24,080,222
                                                                                           -----------       ----------
    Total liabilities and shareholders' equity ........................................   $106,645,320     $ 99,096,937
                                                                                         ==============   =============

                                                        See accompanying notes.

                                             FLORIDA SELECT INSURANCE HOLDINGS INC.

                                                CONSOLIDATED STATEMENTS OF INCOME

                                                                                  Year Ended December 31,
                                                                             ---------------------------------

                                                                              2000        1999         1998
                                                                             ------      ------       ------
REVENUE:
   Premiums earned, net..................................................  $26,348,381 $24,042,029 $25,964,902
   Net investment income.................................................    2,936,095   2,251,649   2,442,223
   Other income..........................................................    1,064,703   4,669,659      45,072
                                                                            ----------  ----------  ----------
Total revenue............................................................   30,349,179  30,963,337  28,452,197
LOSSES AND EXPENSES:
   Losses and loss adjustment expenses...................................   11,367,207  11,526,371  13,504,355
   Other underwriting, general and administrative expenses...............    7,813,637   6,129,120   4,385,557
   Amortization and depreciation.........................................      298,556     369,639     339,887
                                                                            ----------  ----------  ----------
Total losses and expenses................................................   19,479,400  18,025,130  18,229,799

Income before income taxes and cumulative effect of a change in             ----------  ----------  ----------
accounting principle.....................................................   10,869,779  12,938,207  10,222,398
Income tax expense.......................................................    4,280,891   4,877,662   3,970,821

Net income after tax and before cumulative effect of a change in            ----------  ----------  ----------
accounting principle.....................................................    6,588,888   8,060,545   6,251,577
Cumulative effect of change in accounting principle (net of tax benefit
of $150,067).............................................................          --    (238,956)         --
                                                                            ----------   ---------  ----------
Net income...............................................................   $6,588,888  $7,821,589  $6,251,577
                                                                            ==========  ==========  ==========

                                                        See accompanying notes.

                                                FLORIDA SELECT INSURANCE HOLDINGS INC.

                                              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                          Accumulated
                                                   Additional                                Other
                                         Common     Paid-In      Treasury     Retained    Comprehensive
                                         Stock      Capital        Stock      Earnings    Income(Deficit)      Total
                                        --------  -----------    --------    ----------  ----------------   -----------
Balance at January 1, 1998...........      $  10  $10,606,051    $    --     $6,161,292     $    83,606     $16,850,959
  Net income.........................        --           --          --      6,251,577             --        6,251,577
  Change in net unrealized appreciation
    (depreciation) of available for
   sale investments, net of tax of $581.     --           --          --            --             (871)           (871)
  Comprehensive income...............                                                                         6,250,706
  Purchase of treasury stock.........        --           --     (105,000)          --               --        (105,000)
                                        --------  -----------    ---------    ---------  ----------------   ------------
Balance at December 31, 1998.........         10   10,606,051    (105,000)   12,412,869          82,735      22,996,665
  Net income.........................        --           --          --      7,821,589              --       7,821,589
  Change in net unrealized appreciation
   (depreciation) of available-for-sale
   investments, net of tax of $510,766..     --           --          --            --         (737,684)       (737,684)                                                                                                             -----------
  Comprehensive income...............                                                                         7,083,905
  Cash dividends to shareholders--$600
   per share............................     --           --          --     (6,000,348)             --      (6,000,348)
                                         -------   ----------    ---------   -----------  ---------------  -------------
Balance at December 31, 1999............      10   10,606,051    (105,000)   14,234,110        (654,949)     24,080,222
  Net income............................     --           --          --      6,588,888              --       6,588,888
  Change in net unrealized appreciation
   of available-for-sale investments,
   net of tax of $468,443...............                                                        807,839         807,839
                                                                                                           -------------
  Comprehensive income..................                                                                      7,396,727
Balance at December 31, 2000............   $  10  $10,606,051   $(105,000)  $20,822,998      $  152,890     $31,476,949
                                          ======= ===========   ==========  ===========    =============   =============

                                                        See accompanying notes.

                                           FLORIDA SELECT INSURANCE HOLDINGS INC.

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Year Ended December 31,
                                                                     ----------------------------------

                                                                          2000         1999        1998
                                                                       ----------   ---------   ----------
OPERATING ACTIVITIES:
Net income..........................................................   $6,588,888  $7,821,589   $6,251,577
Adjustments to reconcile net income to net cash provided by
operating activities:
     Amortization and depreciation..................................      596,469     652,265      515,507
     Deferred income taxes..........................................   (1,282,887)  1,964,304      331,785
     Policy acquisition costs deferred..............................   (6,769,927) (4,451,711)  (5,667,012)
     Policy acquisition costs amortized.............................    5,814,596   4,700,325    5,275,929
     Net loss on sale of investments................................      190,721     100,815     (272,745)
     Increase in premiums receivable................................     (739,245) (2,202,841)     767,647
     Decrease (increase) in amounts due from the FRPCJUA............    7,248,047  (9,227,838)         --
     (Increase) decrease in reinsurance recoverable.................   (3,093,251)    386,243   (3,919,202)
     (Increase) decrease in accrued investment income...............     (304,711)    147,525     (181,724)
     Decrease (increase) in receivable from affiliate...............      426,985     (87,905)       3,041
     (Increase) decrease in other assets............................     (179,262)    327,960       33,923
     Increase in loss and loss adjustment expenses..................    1,404,146   1,288,212    4,377,584
     Increase (decrease) in unearned premium reserve................    3,496,180  (2,023,444)     775,831
     (Decrease) increase in other policyholders' funds..............     (463,820) (1,082,701)   1,180,545
     (Decrease) increase in reinsurance balance payable.............   (2,391,650)  4,421,366    1,367,587
     Increase (decrease) in accounts payable and accrued expenses...    1,343,349    (845,474)    (115,277)
     Increase (decrease) in income tax payable......................    2,443,499     348,293     (307,616)
                                                                       -----------  ----------   ----------
Net cash provided by operating activities...........................   14,328,127   2,236,983   10,417,380

INVESTING ACTIVITIES:
Purchase of securities held-to-maturity.............................   (2,318,946)   (168,717)         --
Purchase of securities available-for-sale...........................  (31,139,646)(35,127,279) (32,556,281)
Proceeds from securities held-to-maturity...........................      300,000         --           --
Proceeds from sale of securities available-for-sale.................   17,572,164  35,422,726   16,225,632
Decrease in note receivable from affiliate..........................          --          --     1,893,026
Proceeds from sale of property and equipment........................          --        2,400       11,972
Purchase of property and equipment..................................     (326,048)   (163,749)    (294,414)
                                                                         ---------   ---------    ---------
Net cash used in investing activities...............................  (15,912,476)    (34,619) (14,720,065)
                                                                      ------------   --------- ------------
Financing activities
Repurchase of Treasury Stock........................................          --          --      (105,000)
Dividends paid......................................................   (6,000,348)        --           --
                                                                       -----------   --------- ------------
Net cash used in financing activities...............................   (6,000,348)        --      (105,000)
                                                                       -----------   --------- ------------
Net (decrease) increase in cash and cash equivalents................   (7,584,697)  2,202,364   (4,407,685)
Beginning cash and cash equivalents.................................   17,964,448  15,762,084   20,169,769
                                                                       -----------  ----------  -----------
Ending cash and cash equivalents.................................... $ 10,379,751 $17,964,448  $15,762,084
                                                                     ============ ============= ===========

                                                        See accompanying notes.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Nature of Operations and Significant Accounting Policies

Organization

      Florida Select Insurance Holdings Inc. (the "Company") is incorporated in Delaware and has two wholly-owned subsidiaries: Florida Select Insurance Company ("FSIC"), a Florida domiciled property and casualty insurer, and Florida Select Insurance Agency Inc. ("FSIA"), a managing general agency. FSIA has two wholly-owned subsidiaries: Select Insurance Services Inc. ("SIS"), and Texas Select Lloyds Insurance Company ("TSLIC"), a Texas domiciled property and casualty insurer.

      FSIC is licensed to underwrite homeowners, fire, allied lines, earthquake, other liability, glass, burglary and theft, and mobile home multiple peril and physical damage business. TSLIC is licensed to write fire, allied lines, rain, inland marine, automobile liability and physical damage, liability other than automobile, glass, burglary and theft, boiler and machinery, and reinsurance on all lines authorized to be written on a direct basis. Computer Science Corporation ("CSC") formerly known as Policy Management Systems Corporation, a shareholder of the Company, provides policy management services for FSIC and TSLIC including policy issuance, premium billing and collection, accounting, and various other services. Claims administration is provided by Risk Enterprise Management Limited, an affiliate of Centre Solutions (Bermuda) Ltd., a shareholder of the Company. The Zurich Group, which owns Centre Solutions (Bermuda) Ltd., provides quota share reinsurance coverage to the Company through its affiliates Centre Insurance Company (fiscal years ended 1999 and 2000) and Zurich Reinsurance (North America), Inc. (fiscal years 1996 through 1998). The Zurich Group also provides the Company certain excess of loss coverage through its affiliate Zurich Reinsurance (North America), Inc.

      FSIA provides underwriting, production and marketing services for FSIC as their managing general agent. SIS provides similar services for TSLIC.

Consolidation and Presentation

      The accompanying consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its wholly-owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), which differ from statutory accounting practices prescribed or permitted by the respective Departments of Insurance.

Segment Information

      The Company operates in the United States of America and in only one reportable segment, which is the provider of personalized property and casualty insurance coverage.

Use of Estimates and Assumptions

      The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recognition of Revenue

     Premium revenue is generally recognized ratably over the life of the related policies with a liability for unearned premiums established for the unexpired portion of the written premiums applicable to those policies.

     Reinsurance premiums ceded are recognized on a pro rata basis over the life of the contract.

Cash and Cash Equivalents

      The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2000 and 1999, FSIC had a certificate of deposit of $250,000 and $500,000, respectively, which was included in cash and cash equivalents that collateralizes a letter of credit held by the Florida Residential Property and Casualty Joint Underwriting Association ("FRPCJUA").

Investments

      Fixed maturity investments are designated at purchase as held-to-maturity or available-for-sale. Held-to-maturity investments are reported at amortized cost. Investments classified as available-for-sale are reported at fair value with unrealized appreciation and depreciation, net of deferred taxes, included as a component of other comprehensive income. The Company has the intent and ability to hold to maturity those investments designated as held-to-maturity.

      Realized gains and losses on sales of investments are recognized in operations on the specific identification basis.

Deferred Policy Acquisition Costs

      Policy acquisition costs are expenses that vary with, and are directly related to, the production of new or renewal business, such as commissions, premium taxes, and other costs. These costs are deferred to the extent recoverable and are amortized over the period during which the related premiums are earned.

Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Expenditures for improvements are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred. Upon sale or retirement, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss, if any, is reflected in operations. Depreciation has been provided using the straight-line method over the estimated useful lives of the related assets of three to five years.

Organizational Costs

      The Company had capitalized certain organizational costs associated with start up and formation of the Company and was amortizing those costs over five years. During 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires companies to expense start-up costs as incurred; this includes start-up costs previously capitalized and was effective for fiscal years beginning after December 15, 1998. The Company has adopted SOP 98-5 as of January 1, 1999. The unamortized asset was expensed and reported as the cumulative effect of a change in accounting principle, net of income tax, in the 1999 consolidated statement of operations.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loss and Loss Adjustment Expenses

     Loss and loss adjustment expense reserves represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The Company does not discount loss and loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and industry statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes that the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current income.

Income Taxes

      Income taxes have been provided using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates.

Guaranty Fund and Residual Market Pool Assessments

      FSIC and TSLIC are subject to assessments by several guaranty funds and residual market pools. The activities of these funds and pools include collecting funds from solvent insurance companies to cover losses resulting from the insolvency or rehabilitation of other insurance companies or deficits generated by residual market pools. There were no guaranty fund or residual market pool assessments levied on FSIC or TSLIC during 2000, 1999, or 1998. The Company's policy is to recognize its obligation for guaranty fund assessments when it writes the premiums that are subject to the guaranty fund assessments and to recognize its obligation for residual market pool assessments when the Company has the information available to reasonably estimate its liability.

Concentrations of Credit or Financial Risk

      The Company's insurance subsidiaries are currently licensed to write policies in the states of Florida, South Carolina and Texas. Accordingly, the Company could be adversely affected by economic downturns, natural disasters, and other conditions that may occur from time to time in Florida, South Carolina and Texas which may not as significantly affect more geographically diversified competitors.

Reclassification

      Certain amounts in the financial statements as of and for the period ended December 31, 1999 and 1998 have been reclassified to conform with the presentation of the financial statements as of and for the year ended December 31, 2000.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Investments

The amortized cost and the fair value of fixed maturity investments are summarized as follows:

                                                                          Gross        Gross
                                                          Amortized     Unrealized   Unrealized    Fair
                                                            Cost          Gains        Losses      Value
                                                          ---------     ----------   ----------   ---------
At December 31, 2000
Available-for-sale securities:
   U.S. Treasury......................................     $5,957,106     $23,269      $79,079    $5,901,296
   State and municipal obligations....................      1,813,479      30,814          382     1,843,911
   Mortgage-backed/asset backed securities............     26,398,525     121,197      135,784    26,383,938
   Industrial and miscellaneous securities............     12,318,360     182,866        3,156    12,498,070
                                                          -----------    ---------    ---------   ----------
Total fixed maturity investments available-for-sale...    $46,487,470    $358,146     $218,401   $46,627,215
                                                          ===========    =========    =========   ===========
Held-to-maturity securities:
   U.S. Treasury......................................     $  164,793    $    --      $  1,654     $ 163,139
   State and municipal obligations....................      1,325,655      87,996          --      1,413,651
   Mortgage-backed/asset backed securities............        251,680       8,715          --        260,395
   Industrial and miscellaneous securities............        742,809      25,732          --        768,541
                                                        -------------    ---------    ---------   -----------
Total held-to-maturity securities:....................     $2,484,937    $122,443       $1,654    $2,605,726
                                                           ==========    =========    =========   ===========
Preferred stocks......................................     $4,145,065    $117,966      $12,580    $4,250,451
                                                           ==========    =========    =========   ===========

                                                                          Gross        Gross
                                                          Amortized     Unrealized   Unrealized    Fair
                                                            Cost          Gains        Losses      Value
                                                         ---------     ----------   ----------   -----------
At December 31, 1999
Available-for-sale securities:
   U.S. Treasury......................................    $8,546,309        $ --     $ 447,840    $8,098,469
   State & municipal obligations......................     5,250,949          --        79,805     5,171,144
   Mortgage-backed/asset-backed securities............    15,643,092          --       427,423    15,215,669
   Industrial and miscellaneous securities............     7,967,547          --        95,328     7,872,219
                                                        -------------   ----------- ----------   -----------
Total fixed maturity investments available-for-sale...   $37,407,897        $ --    $1,050,396   $36,357,501
                                                         ============   =========== ==========   ===========
Held-to-maturity securities:
   U.S. Treasury......................................     $ 167,956        $ --     $ 11,487     $ 156,469
   State & municipal obligations......................       302,108          --          773       301,335
                                                        ------------    -----------  ---------   -----------
Total held-to-maturity securities.....................     $ 470,064        $ --     $ 12,260     $ 457,804
                                                         ===========    ===========  =========   ===========
Preferred stocks......................................     $ 149,278       $ --      $ 15,877     $ 133,401
                                                         ===========    ===========  =========   ===========

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The amortized cost and estimated fair value of fixed maturity investments at December 31, 2000, by contractual maturity, are shown in the following table. Actual maturities may differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                            Amortized        Fair
                                                               Cost          Value
                                                           ----------     -----------
     Available-for-sale:
        Years to maturity:
          One or less.................................      $1,499,410     $1,502,200
          After one through five......................      15,980,616     16,078,135
          After five through ten......................       2,608,919      2,662,942
          Mortgage-backed/asset-backed securities.....      26,398,525     26,383,938
                                                           -----------    -----------
     Total available-for-sale securities..............     $46,487,470    $46,627,215
                                                           ===========    ===========
     Held-to-maturity:
        Years to maturity:
          After one through five......................       $ 907,602      $ 931,680
          After five through ten......................         506,091        532,582
          After ten through fifteen...................         819,564        881,069
     Mortgage-backed/asset-backed securities..........         251,680        260,395
                                                           -----------     -----------
     Total held-to-maturity securities................      $2,484,937     $2,605,726
                                                           ===========     ===========

     Proceeds from the sales and maturities of available-for-sale fixed maturity investments during the years ended December 31, 2000, 1999, and 1998 were $17,872,164, $35,422,726, and $16,225,632, respectively. Gross gains of $13,471, $84,595, and $278,168 and gross losses of $204,192, $184,595, and $5,423 were realized in 2000, 1999, and 1998, respectively, on those sales and maturities.

      Major categories of the Company's investment income are summarized as follows:

                                                      December 31,
                                       ---------------------------------------
                                          2000            1999          1998
                                       ----------     -----------   ----------
     Income:
        Bonds......................... $2,266,694     $1,860,906    $1,729,046
        Preferred stocks..............    166,786            --            --
        Cash and cash equivalents.....    652,178        580,109       914,295
        Other.........................      1,134          6,962
                                       -----------    -----------  ------------
     Gross investment income..........  3,086,792      2,447,977     2,643,341
     Investment expenses..............    150,697        196,328       201,118
                                       -----------    -----------  ------------
     Net investment income............ $2,936,095     $2,251,649    $2,442,223
                                       ==========     ==========    ==========

      At December 31, 2000, FSIC and TSLIC had investments with a carrying value $2,786,769 held on deposit with their respective Departments of Insurance to satisfy regulatory requirements.

3. Reinsurance

      Certain premiums and losses are ceded to other insurance companies under quota share reinsurance agreements and various excess of loss reinsurance agreements. The ceded reinsurance agreements are intended to provide the Company's insurance subsidiaries with the ability to maintain its exposure to loss within its capital resources. These reinsurance agreements do not relieve FSIC or TSLIC from their primary obligation to policyholders, as they remain liable to their policyholders to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under reinsurance contracts. Therefore, the Company is subject to credit risk with respect to the obligations of its reinsurers, and any failure on the part of these reinsurers could have a material adverse effect on the Company's business, financial condition, and results of operations.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The Company minimizes its exposure to catastrophe through various excess of loss agreements in addition to FSIC's mandatory participation in the Florida Hurricane Catastrophe Fund, ("FHCF"). The first layer of excess of loss is composed of two contracts. The first contract provides $18 million of coverage in excess of $2.35 million (33%), and the second contract provides $14.85 million of coverage in excess of $5.5 million (67%). The annual limit (after reinstatement) for each contract is $36 million at 33% and $29.7 million at 67%, respectively. This layer covers up to the attachment point of the FHCF, plus the Company's 10% retention from the FHCF layer. The FHCF provides coverage for named hurricanes up to a maximum limit of 90% of the amount of the ultimate losses in the layer as determined by a premium formula. Additional layers of excess catastrophe reinsurance provide coverage up to the estimated loss from a 250 year event. Currently, such excess coverage amounts to 100% of $95 million per occurrence. The coverage attaches after recovery from the FHCF. The Company also maintains a 50% quota share agreement with its affiliate, Centre Insurance Company. All excess of loss and quota share coverage is provided by "A" rated reinsurers or better.

     All excess of loss contracts inure to the benefit of the quota share treaty, so all amounts disclosed are shown before reductions for quota share cessions.

      The Company's catastrophe reinsurance is intended to provide the following coverage in the event of a named hurricane:

                                  Portion of
                                     Layer       Potential      Ceded Under        Total
                                  Retained by   Recoveries    Excess of Loss     Potential
Loss Layer                          Company      from FHCF       Treaties      Losses in Layer
----------                        ------------    -----------    -----------   ---------------
$0-$2,350,000...................    $2,350,000         $   --        $    --     $ 2,350,000
$2,350,000-$20,350,000..........     2,110,500      2,691,000     13,198,500      18,000,000
$20,350,000-$86,670,000.........     3,941,000     59,688,000      2,691,000      66,320,000
$86,670,000-$111,670,000........            --             --     25,000,000      25,000,000
$111,670,000-$161,670,000.......            --             --     50,000,000      50,000,000
$161,670,000-$171,670,000.......            --             --     10,000,000      10,000,000
$171,670,000-$181,670,000.......            --             --     10,000,000      10,000,000
                                 -------------    -----------    -----------    ---------------
Total...........................    $8,401,500    $62,379,000   $110,889,500    $181,670,000
                                    ==========    ===========   ============    ============

     Direct and assumed, ceded and net insurance premiums on a written and earned basis, for the years ended December 31, are summarized as follows:

                                                              2000              1999            1998
                                                           -----------       -----------     -----------
Gross direct and assumed premiums written............      $63,490,752       $53,264,029     $62,505,747
Reinsurance ceded....................................      (36,625,185)     (30,059,630)     (35,872,547)
                                                           ------------     ------------     ------------
Net premiums written.................................      $26,865,567       $23,204,399     $26,633,200
                                                           ===========       ===========     ===========
Direct and assumed premiums earned...................      $59,994,567       $55,287,481     $61,729,916
Reinsurance ceded....................................      (33,646,186)     (31,245,452)     (35,765,014)
                                                           ------------     ------------     ------------
Net premiums earned..................................      $26,348,381       $24,042,029     $25,964,902
                                                           ===========       ===========     ===========

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Losses and loss adjustment expenses incurred for the years ended December 31, are summarized as follows:

                                                                 2000           1999                1998
                                                             ------------    -------------      -----------
Direct losses and loss adjustment expenses...........        $23,262,986      $23,225,197       $27,087,856
Reinsurance ceded....................................        (11,895,779)     (11,698,826)      (13,583,501)
                                                             ------------    -------------     ------------
Net losses and loss adjustment expenses incurred.....        $11,367,207      $11,526,371       $13,504,355
                                                             ============    =============      ===========

4. Income Taxes

     The Company and its subsidiaries file a consolidated federal income tax return. The Company will collect from, or refund to, its subsidiaries the amount of income tax or benefit which would result if the entities filed separate returns.

     The Company's income tax expense for the years ended December 31, is summarized as follows:

                                                          2000          1999          1998
                                                       ----------    ----------    ----------
     Federal:
        Current..................................      $4,718,997    $2,341,372    $3,156,811
        Deferred.................................      (1,102,462)    1,593,697       236,000
     State:
        Current..................................         844,781       421,919       482,225
        Deferred.................................        (180,425)      370,607        95,785
                                                       -----------   -----------   ----------
     Total.......................................      $4,280,891    $4,727,595    $3,970,821
                                                       ===========   ===========   ==========

     Income taxes paid by the Company totaled $2,183,000, $2,125,000, and $3,946,849 in 2000, 1999, and 1998, respectively.

     The reconciliation of income tax expense for the years ended December 31, 2000 and 1999 attributable to continuing operations to the amount of income tax expense that would result from applying the U.S. Federal Statutory Tax rate is summarized as follows:

                                                          2000          1999          1998
                                                        ---------     ---------     ---------
     Income tax at U.S. Federal Statutory Tax.....     $3,638,523    $4,393,213    $3,577,839
     Nontaxable/deductible income.................        (52,098)      (63,919)       (3,809)
     State income taxes...........................        388,466       537,193       375,707
     Other........................................        306,000      (138,892)       21,084
                                                       -----------   -----------   -----------
     Income tax expense...........................     $4,280,891    $4,727,595    $3,970,821
                                                       ===========   ===========   ===========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Significant components of the Company's deferred tax assets and liabilities as of December 31, are summarized as follows:

                                                                                  2000            1999
                                                                                 ---------     ---------
Deferred tax assets:
   Unearned premium reserve adjustment......................................    $1,177,427    $1,167,095
   Discount on loss and loss adjustment expense reserves....................       411,771       371,886
   Advance premium collected................................................       205,145       244,600
   Reinsurance commission...................................................       372,774     1,846,300
   Allowance for doubtful accounts..........................................        60,355        58,797
   Employee long-term incentives............................................       354,450           --
   Unrealized loss--available-for-sale investments...........................          --        416,042
   Organizational costs.....................................................        33,056        91,977
                                                                                ----------     ---------
     Total deferred tax assets..............................................     2,614,978     4,196,697
Deferred tax liabilities:
   Deferred acquisition expense.............................................       682,895       331,579
   Amounts due from FRPCJUA in accordance with take-out agreement...........       744,997     3,559,639
   Unrealized gain--available-for-sale investments...........................       94,724           --
                                                                                ----------     ---------
     Total deferred tax liabilities.........................................     1,522,616     3,891,218
                                                                                ----------     ---------
   Net deferred tax assets..................................................    $1,092,362     $ 305,479
                                                                                ==========     =========

     The Company's management believes that no valuation allowance on the deferred tax assets is necessary at December 31, 2000 and 1999. The Company is currently under examination by the Internal Revenue Service for 1996 through 1999. The ultimate determination of this examination has not been reached.

5. Losses and Loss Adjustment Expenses

     The following table provides a reconciliation of the beginning and ending reserve balances for losses and loss adjustment expenses ("LAE"):

                                                                             2000           1999           1998
                                                                         -----------     ----------     ----------
Reserve for losses and LAE, at the beginning of year, gross of
   reinsurance recoverable on unpaid losses and LAE.................     $18,547,264    $17,259,052    $12,881,468
Less reinsurance recoverable on unpaid losses and LAE...............      (9,293,001)    (8,664,739)    (6,440,734)
                                                                         ------------    -----------    -----------
Reserves for losses and LAE, at beginning of year, net of
   reinsurance......................................................       9,254,263      8,594,313      6,440,734
Add provision for claims occurring in:
   The current year, net of reinsurance.............................      14,697,560     15,644,533     15,566,043
   The prior years, net of reinsurance..............................      (3,330,353)    (4,118,162)    (2,061,688)
                                                                         ------------    -----------    -----------
     Total incurred claims during year, net of reinsurance..........      11,367,207     11,526,371     13,504,355
                                                                         ------------    -----------    -----------
Deduct payments for claims occurring in:
   The current year, net of reinsurance.............................       8,020,332      7,908,934      8,979,002
   The prior years, net of reinsurance..............................       2,627,714      2,957,487      2,371,774
     Total claims paid during the year, net of reinsurance..........      10,648,046     10,866,421     11,350,776
                                                                         ------------   -----------     -----------
Reserves for losses and LAE, at end of year, net of reinsurance.....       9,973,424      9,254,263      8,594,313
Reinsurance recoverable on unpaid losses and LAE....................       9,977,986      9,293,001      8,664,739
                                                                         ------------   -----------     -----------
Reserve for losses and LAE, gross of reinsurance recoverable on
   unpaid losses and LAE............................................     $19,951,410    $18,547,264    $17,259,052
                                                                         ============   ============   ===========

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company's estimate of required reserves for unpaid losses and LAE, net of related reinsurance recoverables for prior years were decreased during the years ended December 31, 2000, 1999, and 1998 by $3,330,353, $4,118,162, and $2,061,688, respectively. This change in estimate is due to the Company's actual loss experience emerging more favorably than expected. The Company's reserves for losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. These estimates are subject to the effects of trends in loss severity and frequency. Due to the Company's lack of significant historical loss experience, the Company's reserves for losses and LAE are subject to significant variability. However, management believes that the reserves for losses and loss adjustment expenses are adequate. These estimates are reviewed regularly by management, and annually by an independent consulting actuary, and are adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

6. Shareholders’ Equity

Common Stock

     The Common Stock Class A and Class D have voting rights equal to one vote for each share of stock held. The Common Stock Class B and Class C are nonvoting.

     The Common Stock Class D has a dividend preference equal to 50% of any dividends that are paid by FSIA to the Company. The amount of the dividend preference will accrue interest at 6% from the date the dividends are paid by FSIA to the Company, until the dividend preference is paid to the holders of the Common Stock Class D. At December 31, 1999, FSIA declared a dividend payment of $3,023,805 to FSIH, which was subsequently paid in January 2000.

     In addition, FSIC declared dividends to FSIH in 2000, 1999, and 1998 of $3,010,462, $2,976,543, and $0, respectively. Payments were subsequently made in January 2001 and 2000 respectively.

Common Stock Warrants

     The Company has issued a warrant to purchase 1,000 shares of the Common Stock Class B to Centre Solutions (Bermuda) Ltd. The warrant allows the holder of the warrant to purchase the shares for the book value of the stock on the date of exercise. In the event that the holder exercises the warrant, the holder is required to reduce the affiliated quota share reinsurance agreement accordingly.

     The Company has also issued a warrant to purchase 60 shares of Common Stock Class B to the holder of the Common Stock Class D. This warrant is exercisable upon cancellation of the Common Stock Class D for a price equal to the book value of the Common Stock prior to cancellation of the Common Stock Class D.

Statutory Information

     Policyholders' surplus and net income for FSIC as determined in accordance with statutory accounting practices as of and for the years ended December 31, 2000, 1999, and 1998 were $18,640,356, $15,257,192, and $14,484,621 and $1,816,066, $3,684,943, and $3,040,681, respectively.

     Policyholders' surplus and net income for TSLIC (incorporated in 2000) as determined in accordance with statutory accounting practices as of and for the year ended December 31, 2000 were $2,611,627 and $71,732.

     In order to improve the regulation of insurer solvency, the National Association of Insurance Commissioners ("NAIC") issued a model law to implement risk-based capital ("RBC") requirements, which is expected to be adopted by Florida and Texas, the Company's insurance subsidiaries' states of

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

domicile. These requirements are designed to assess capital adequacy and to raise the level of protection that statutory equity provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures the following major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) declines in asset values arising from credit risk; and (iii) declines in asset values arising from investment risks. Pursuant to the RBC requirements, insurers having less statutory equity than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. At December 31, 2000, FSIC and TSLIC exceeded the minimum risk-based capital requirements and no corrective action was required.

     The NAIC revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The domiciliary states of the Company's insurance subsidiaries have adopted or are anticipating adopting the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the statements. Management believes that there will not be a negative impact from these changes to the Company and its insurance subsidiaries' statutory-basis capital and surplus as of January 1, 2001.

7. Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents, short-term investments:   The carrying amounts reported in the balance sheet for these instruments approximate fair values.
  Investment securities:  Fair values for debt security investments are based on quoted market prices.
  Reinsurance recoverable:The carrying amounts of the Company's recoverables approximate fair values.
  Premiums receivable:The carrying amounts of the Company's receivables approximate fair values.

     The Company's fair values of its financial instruments are summarized below:

                                                             December 31,
                                      -------------------------------------------------------
                                                 2000                         1999
                                      --------------------------   --------------------------
                                       Carrying        Fair         Carrying        Fair
                                        Amount         Value         Amount         Value
                                      -----------    -----------   -----------    -----------
Cash and cash equivalents.........    $10,379,751    $10,379,751   $17,964,448    $17,964,448
Investments available-for-sale....     46,627,215     46,627,215    36,357,501     36,357,501
Investments held-to-maturity......      2,484,937      2,605,726       470,064        457,804
Reinsurance recoverable...........     32,615,611     32,615,611    29,522,360     29,522,360
Premiums receivable...............      3,961,825      3,961,825     3,222,580      3,222,580

8. Related Party Transactions

     As discussed in Note 3, FSIC has a 50% quota share agreement with an affiliate of the Company and had ceded premiums of approximately $24,260,000, $20,806,000, and $23,200,000, losses of $11,367,000, $11,526,000, and $13,500,000 and has earned ceding commissions of $7,356,000, $6,986,000, and $8,028,000 under this agreement during 2000, 1999, and 1998, respectively.

FLORIDA SELECT INSURNACE HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As discussed in Note 1, CSC, an affiliate of the Company, provides policy management services to FSIC. Policy management fee expense incurred during 2000, 1999, and 1998 was approximately $3,104,000, $3,775,000, and $6,018,000 respectively. Amounts due to CSC for policy management fees at December 31, 2000 and 1999 were approximately $1,185,000 and $120,000, respectively. An affiliate of the Company, Risk Enterprise Management Limited, provides claims management services for the Company. The Company incurred approximately $1,812,000, $1,813,000, and $1,500,000 in claims management fees related to this arrangement during 2000, 1999, and 1998, respectively.

9. FRPCJUA Take-Out Agreement

     During 1996, FSIC entered into an agreement with the FRPCJUA to assume certain policies and associated risk pursuant to a depopulation plan. Under the terms of the agreement, FSIC receives a specific amount for each policy removed from the FRPCJUA. The amount is to be held by an escrow agent for three years. The Company has recognized revenue of approximately $1,880,000, $9,228,000, and $0 in 2000, 1999, and 1998, respectively, related to the take-out agreement. FSIC collected approximately $9,129,000 of the amounts recorded as of December 31, 2000.

     Under the terms of the 50% quota share agreement with Centre Insurance Company, an affiliate, FSIC is required to cede 50% of the revenue recognized from the take-out agreement. The Company ceded approximately $940,000, $4,614,000, and $0 during 2000, 1999, and 1998, respectively.

10. Stock Appreciation Rights

     The Company has implemented a long-term incentive plan in the form of an unfunded Stock Appreciation Rights ("SARs") plan for a select group of management or highly compensated employees of FSIH and its affiliates. This plan provides for vesting of the SARs upon the later of (i) the Participant's fifth anniversary of commencement of employment with the Employer or (ii) the third anniversary of the grant of the award. The plan allows that upon exercise of an award, the employer may deliver to the Participant a specified number of shares of Stock or a specified amount of cash, as determined in the sole discretion of the Employer. The Company granted 12,500 SARs in 2000 and 62,500 in 1999. Total compensation expense related to the SARs was approximately $348,000, $594,000, and $316,000 in 2000, 1999, and 1998, respectively.

11. Commitments and Contingencies

     The Company, in the normal course of business, is involved in various legal actions arising principally from the settlement of claims made under insurance policies and contracts. Those actions are considered by the Company in estimating the loss and LAE reserves. The Company's management believes that the resolution of those actions will not have a material effect on the Company's financial position or results of operations.

                                                FLORIDA SELECT INSURANCE HOLDINGS INC.

                                                      CONSOLIDATED BALANCE SHEETS

                                                                                       March 31,   December 31,
                                                                                          2001         2000
                                                                                       ----------  ------------
                                                                                      (unaudited)
                                                     ASSETS
INVESTMENTS:
  Fixed maturities..................................................................   $47,000,561   $49,112,152
  Preferred stock...................................................................     5,273,153     4,250,451
                                                                                       -----------    ----------
    Total investments...............................................................    52,273,714    53,362,603

Cash and cash equivalents...........................................................     9,427,953    10,379,751
Premiums receivable (net of allowance for doubtful accounts of $178,766 and $160,391,    2,972,758     3,961,825
respectively).......................................................................
Amounts due from FRPCJUA in accordance with take-out agreement......................     2,624,831     1,979,791
REINSURANCE RECOVERABLES:
  On paid losses and loss adjustment expenses.......................................     3,935,667     1,961,275
  On unpaid losses and loss adjustment expenses.....................................    10,088,742     9,977,986
  Prepaid reinsurance premiums......................................................    18,788,153    20,676,350
Accrued investment income...........................................................       755,838       820,429
Deferred policy acquisition costs...................................................     1,779,960     1,814,789

Property and equipment..............................................................       320,605       333,171

Deferred taxes......................................................................       767,563     1,092,362
Other assets........................................................................       426,234       284,988
                                                                                       -----------   -----------
    Total assets....................................................................  $104,162,018  $106,645,320
                                                                                       ===========   ===========

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Loss and loss adjustment expense reserves.........................................   $20,132,974   $19,951,410
  Unearned premium reserve..........................................................    35,100,504    36,321,138
  Other policyholders' funds........................................................     1,435,483     3,569,868
  Reinsurance balance payable.......................................................     7,357,828     7,639,665
  Accounts payable and accrued expenses.............................................     2,655,084     4,793,500
  Income taxes payable..............................................................     3,303,669     2,892,790
                                                                                         ----------    ---------
    Total liabilities...............................................................    69,985,542    75,168,371

SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par value; 2,000 shares authorized; no shares issued and
outstanding.........................................................................           --            --
  Common stock:
    Class A, $.01 par value; 2,000 shares authorized; 784 shares issued--779 shares              8             8
outstanding.........................................................................
    Class B, $.01 par value; 2,000 shares authorized; no shares issued and outstanding         --            --
    Class C, $.01 par value; 2,000 shares authorized; 156 shares issued and                      1             1
outstanding.........................................................................
    Class D, $.01 par value; 2,000 shares authorized; 60 shares issued and outstanding           1             1
  Additional paid in capital........................................................    10,606,051    10,606,051
  Treasury stock....................................................................      (105,000)     (105,000)
  Retained earnings.................................................................    23,137,202    20,822,998
  Accumulated other comprehensive income (deficit)..................................       538,213       152,890
                                                                                        -----------   -----------
    Total shareholders' equity......................................................    34,176,476    31,476,949
                                                                                        -----------   ----------
    Total liabilities and shareholders' equity......................................  $104,162,018  $106,645,320
                                                                                       ===========   ===========

                               See accompanying notes.

                                    FLORIDA SELECT INSURANCE HOLDINGS INC.

                                      CONSOLIDATED STATEMENTS OF INCOME
                                               (UNAUDITED)

                                                                    For the Three Months
                                                                       Ended March 31,
                                                                    --------------------

                                                                      2001         2000
                                                                   ----------   ----------
REVENUE:
   Premiums earned, net........................................    $6,780,130   $6,267,496
   Net investment income.......................................       954,193      746,553
   Other income................................................     1,363,137      376,281
                                                                   -----------  -----------

Total revenue..................................................     9,097,460    7,390,330
LOSSES AND EXPENSES:
   Losses and loss adjustment expenses.........................     3,051,384    2,744,988
   Other underwriting, general and administrative expenses.....     2,238,641    1,679,653
   Amortization and depreciation...............................        85,027       92,410
                                                                    ----------  -----------

Total losses and expenses......................................     5,375,052    4,517,051
                                                                    ----------   ----------

Income before income taxes.....................................     3,722,408    2,873,279
Income tax expense.............................................     1,408,204    1,088,217
                                                                   -----------   ----------

Net income.....................................................    $2,314,204   $1,785,062
                                                                   ===========  ===========

                                                        See accompanying notes.

                                                FLORIDA SELECT INSURANCE HOLDINGS INC.

                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                              (UNAUDITED)

                                                                                                 For the
                                                                                      Three Months Ended March 31,
                                                                                      ----------------------------
                                                                                           2001             2000
                                                                                       -------------    -----------
OPERATING ACTIVITIES:
Net income...........................................................................     $2,314,204    $ 1,785,062
Adjustments to reconcile net income to net cash provided by operating activities:
   Amortization and depreciation.....................................................         80,882        127,134
   Deferred income taxes.............................................................         92,324     (1,492,711)
   Policy acquisition costs..........................................................         34,830      1,885,022
   Net (gain) loss on sale of investments............................................        (17,363)        13,259
   Increase in premiums receivable...................................................        989,067        661,530
   Decrease (increase) in amounts due from the FRPCJUA...............................       (645,040)     7,538,377
   (Increase) decrease in reinsurance recoverable....................................       (196,951)       (13,997)
   (Increase) decrease in accrued investment income..................................         64,591       (118,269)
   Decrease (increase) in receivable from affiliate..................................       (320,300)       106,097
   (Increase) decrease in other assets...............................................       (141,246)      (150,605)
   Increase in loss and loss adjustment expenses.....................................        181,564        590,392
   Increase (decrease) in unearned premium reserve...................................     (1,220,634)       593,768
   Decrease in other policyholders' funds............................................     (2,134,385)    (2,870,608)
   (Decrease) increase in reinsurance balance payable................................       (281,837)    (7,907,734)
   Increase (decrease) in accounts payable and accrued expenses......................     (1,818,116)    (1,120,132)
   Increase in income tax payable....................................................        410,879      2,025,927
                                                                                        -------------    -----------
Net cash provided by operating activities............................................     (2,607,531)     1,652,512

INVESTING ACTIVITIES:
Purchase of investment securities....................................................     (6,428,216)   (10,651,007)
Proceeds from sale and maturity of investment securities.............................      8,098,694      4,436,111
Purchase of property and equipment...................................................        (14,745)        (1,172)
                                                                                        -------------    ------------
Net cash used in investing activities................................................      1,655,733     (6,216,068)
                                                                                        -------------    ------------

FINANCING ACTIVITIES:
Dividends paid.......................................................................             --     (6,000,348)
                                                                                      ---------------    -----------
Net cash used in financing activities................................................             --     (6,000,348)
                                                                                      ---------------    -----------
Net (decrease) increase in cash and cash equivalents.................................       (951,798)   (10,563,904)
Beginning cash and cash equivalents..................................................     10,379,751     17,964,448
                                                                                      ----------------   -----------
Ending cash and cash equivalents.....................................................     $9,427,953     $7,400,544
                                                                                      ===============   ============

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

     The accompanying unaudited interim financial statements include the accounts of Florida Select Insurance Holdings Inc. and have been prepared in conformity with accounting principles generally accepted in the United States and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results for such periods. The results of operations and cash flows for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and related notes in the Company's audited consolidated balance sheet as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in period ended December 31, 2000.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following presentation sets forth the unaudited pro forma consolidated financial statements of Vesta as of and for the three months ended March 31, 2001 and as of and for the year ended December 31, 2000, giving effect to our proposed acquisition of Florida Select Insurance Holdings Inc. ("Florida Select"), our acquisition of American Founders Financial Corporation ("American Founders") on June 30, 2000, and the issuance of 8.625 million shares of common stock pursuant to an offering as if the transactions had occurred at the beginning of each period. The acquisitions are accounted for as purchases.

     The following transactions have been reflected in the accompanying unaudited pro forma consolidated balance sheet for March 31, 2001 and the unaudited pro forma consolidated statements of operations as of the three months ended March 31, 2001 and as of the year ended December 31, 2000 as if those transactions had occurred at the beginning of each respective period:

•	On January 31, 2000, American Founders acquired Securus Financial Corporation (“Securus”). Prior to the acquisition of Securus, American Founders had no material operations. As a part of the transaction, Securus paid approximately $43.9 million to its former parent, which included effectively repaying the $33.5 million surplus note payable. American Founders accounted for the acquisition under the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The purchase price of Securus and Subsidiaries included 50,000 shares of convertible preferred stock (Series A) with a stated value of $50 million and an estimated fair value of approximately $39.3 million and common stock warrants with an estimated fair value of approximately $5.7 million.

•	On June 30, 2000, we acquired a controlling interest in American Founders (approximately 71% voting control). American Founders received $25 million in cash in exchange for $25 million of 9.5% convertible subordinated notes (immediately convertible into common stock of American Founders) and 25 shares of special voting preferred stock. This preferred stock does not provide for dividends; however, it does allow Vesta to vote the number of shares of common stock that the convertible subordinated notes are convertible into. We accounted for the transaction under the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets and liabilities of American Founders on the basis of their respective fair values on the acquisition date.

•	On April 18, 2001, Vesta agreed to acquire, subject to regulatory approval, Florida Select for a cash payment equal to approximately $61.5 million. Vesta also agreed to pay an additional $3 million commutation fee to Centre Insurance Company, an affiliate of one of the stockholders of Florida Select, in connection with the commutation of a reinsurance agreement between Florida Select and Centre Insurance Company. Vesta will account for the transaction under the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets and liabilities of Florida Select on the basis of their respective fair values on the acquisition date. The transaction was completed on July 10, 2001.

•	In connection with the transaction, Florida Select commuted its 50% quota share reinsurance treaty with Centre Insurance Company as of January 1, 2001.

     The pro forma information should be read in conjunction with the historical financial statements of Vesta, Securus, American Founders and Florida Select and the related notes thereto. The following presentation is not necessarily indicative of the results of operations that would have resulted had the relevant transactions been consummated at the periods indicated, nor is it necessarily indicative of the results of operations of future periods.

                                                    VESTA INSURANCE GROUP, INC.

                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (IN THOUSANDS)

                                                                        For the Three Months Ended March 31, 2001
                                                                     ----------------------------------------------
                                                                            Historical              Pro Forma
                                                                        -----------------    --------------------
                                                                                  Florida    Pro Forma     Pro Forma
                                                                         Vesta    Select    Adjustments      Vesta
                                                                      ---------- -------  -------------  ----------
REVENUES:
     Net premiums earned...........................................      $65,395   $6,780   $ 6,168(1)     $ 78,343
     Policy fees...................................................        1,253      --        --            1,253
     Net investment income.........................................       15,603      954       382(2)       16,939
     Realized (losses) gains.......................................        1,706      --        --            1,706
     Other   .                                                             2,146    1,363     1,363(1)        4,872
                                                                      ----------  --------- -----------  -----------
          Total revenues...........................................       86,103    9,097     7,913         103,113
EXPENSES:
     Policyholder benefits.........................................        8,057      --        --            8,057
     Losses and loss adjustment expenses incurred..................       38,701    3,051     2,928(1)       44,680
     Policy acquisition expenses...................................       14,402    1,101     1,611(1)       17,114
     Operating expenses............................................       14,653    1,138       499(1)       16,290
     Interest on debt..............................................        4,658      --        --            4,658
     Goodwill and other intangible amortization....................          526       85       525(4)        1,136
                                                                      ----------  --------  ----------   -----------
          Total expenses...........................................       80,997    5,375     5,563          91,935
Income (loss) from continuing operations before taxes, minority
   interest, and deferrable capital securities.....................        5,106    3,722     2,350          11,178
Income tax expense (benefit).......................................        1,787    1,408       907(5)        4,102
Minority interest, net of tax......................................          249      --        --              249
Deferrable capital security distributions, net of tax..............          383                --              383
                                                                      ----------- --------  ----------   -----------
Income (loss) from continuing operations...........................      $ 2,687   $2,314   $ 1,443          $6,444
                                                                      =========== ========  ==========   ===========
Income from continuing operations per share--basic..................        0.14                               0.23(7)
Income from continuing operations per share--diluted................        0.13                               0.21(7)

                                                        See accompanying notes.

                                                      VESTA INSURANCE GROUP, INC.

                                            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                            (IN THOUSANDS)

                                                                                     March 31, 2001
                                                                ------------------------------------------------------
                                                                                           Purchase
                                                                             Florida       Accounting       Pro Forma
                                                                  Vesta      Select        Adjustments        Vesta
                                                                 --------   ---------     ------------     -----------
                                                        ASSETS
INVESTMENTS:
   Fixed maturities available for sale--at fair value
     (cost: 2001--$760,245) ................................    $ 766,386     $47,001           --          $ 813,387
   Equity securities--at fair value: (cost: 2001--$15,520)..       16,584       5,273           --             21,857
   Mortgage and collateral loans............................       59,272         --            --             59,272
   Policy loans.............................................       61,952         --            --             61,952
   Short-term investments...................................       21,573         --            --             21,573
   Other invested assets....................................       37,741                                      37,741
                                                                ----------  ----------     -----------     ------------
          Total investments.................................      963,508      52,274           --          1,015,782
   Cash.....................................................       31,104       9,428        21,838 (8)        62,370
   Accrued investment income................................       14,551         756           --             15,307
   Premiums in course of collection (net of allowances for
     losses of $3,937 in 2001)..............................       26,847       2,973           --             29,820
   Reinsurance balances receivable..........................      354,067      28,877       (22,900)(9)       360,044
   Reinsurance recoverable on paid losses...................       59,572       3,936           --             63,508
   Deferred policy acquisition costs........................       44,208       1,780           --             45,988
   Deferred income taxes....................................       17,376         767           --             18,143
   Other assets.............................................       99,309       3,371        31,824(10)       134,504
                                                                ----------  ----------      -----------     -----------
          Total assets......................................  $ 1,610,542   $ 104,162      $ 30,762       $ 1,745,466
                                                               ===========  ==========     ============    ============

                                                     LIABILITIES
   Policy liabilities.......................................    $ 664,214        --             --          $ 664,214
   Losses and loss adjustment expenses......................      262,474    $20,133            --            282,607
   Unearned premiums........................................      104,110     35,101            --            139,211
   Federal Home Loan Bank advances..........................      147,922        --             --            147,922
   Short-term debt..........................................       14,997        --             --             14,997
   Long-term debt...........................................       86,423        --             --             86,423
   Other liabilities........................................       96,579     14,752        $ 1,500 (11)      112,831
                                                              ------------  ---------      -------------   -------------
          Total liabilities.................................    1,376,719     69,986          1,500         1,448,205
Commitments and contingencies
Deferrable Capital Securities...............................       29,750        --             --             29,750
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 5,000,000 shares
authorized,  issued: 2001--0................................            0        --             --                --
   Common stock, $.01 par value, 100,000,000 shares
     authorized, issued: 2001--24,864,322...................          249                        86 (12)          335
   Additional paid-in capital...............................      150,464     10,606         52,746 (12),(13) 213,816
   Accumulated other comprehensive income, net of tax
     (benefit) expense of $2,522............................        4,683        538           (538)(13)        4,683
   Retained earnings........................................       60,503     23,137        (23,137)(13)       60,503
   Treasury stock (439,576 shares at cost) at March 31, 2001       (3,397)      (105)           105 (13)       (3,397)
   Unearned stock...........................................       (8,429)       --             --             (8,429)
                                                               -----------   ---------     -------------   ------------
          Total stockholders' equity........................      204,073     34,176         29,262           267,511
                                                               -----------   ---------     -------------   ------------
          Total liabilities, deferrable capital securities
           and stockholders equity                            $ 1,610,542  $ 104,162        $30,762       $ 1,745,466
                                                               ===========  ==========     =============   ===========

                                                        See accompanying notes.

                                                  VESTA INSURANCE GROUP, INC.

                                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                                        (IN THOUSANDS)

                                                              For the Year Ended December 31, 2000
                                             ----------------------------------------------------------------------
                                                             Historical                         Pro Forma
                                             -----------------------------------------   --------------------------
                                                          Florida       American            Pro Forma     Pro Forma
                                               Vesta      Select     Founders/Securus(a)   Adjustments      Vesta
                                             ----------  ----------  -------------------   ------------   ---------
REVENUES:
     Net premiums earned....................  $216,999     $26,348     $    1,954          $23,743 (1)     $269,044
     Investment product policy fees.........     2,209          --          2,614              --             4,823
     Net investment income..................    45,903       2,936         21,784              756 (2)       71,379
     Realized (losses) gains................    (2,061)         --         (1,298)           1,298 (3)       (2,061)
     Other..................................     2,103       1,065          1,153              940 (1)        5,261
                                             ----------  ----------  -------------------   ------------   ----------
          Total revenues....................   265,153      30,349         26,207           26,737          348,446

EXPENSES:
     Policyholder benefits..................     9,610         --          10,026              --            19,636
     Losses and loss adjustment expenses
        incurred............................   125,432      11,367                          11,367 (1)      148,166
     Policy acquisition expenses............    52,247       3,292          1,039            5,602 (1)       62,180
     Operating expenses.....................    43,574       4,522          4,956            1,922 (1)       54,974
     Interest on debt.......................    15,105         --           6,029             (288)(2)       20,846
     Goodwill and other intangible
        amortization........................     1,591         298            --             2,372 (4)        4,261
                                             ----------  ----------   -------------------   ------------   ---------
          Total expenses....................   247,559      19,479         22,050           20,975          310,063
Income from continuing operations before
   taxes, minority interest, and deferrable
   capital securities.......................    17,594      10,870          4,157            5,762           38,383
Income tax expense..........................     5,664       4,281          1,781            1,901 (5)       13,627
Minority interest, net of tax...............     1,595         --                            1,645 (6)        3,240
Deferrable capital security distributions,
   net of tax...............................     1,986         --             --               --             1,986
                                             ----------  ---------    -------------------   ------------   ---------
Income from continuing operations...........   $ 8,349      $6,589       $  2,376           $2,216          $19,530
                                             ==========  =========    ===================   ============   =========
Income from continuing operations per
   share--basic.............................    $ 0.46                                                       $0.73 (7)
Income from continuing operations per
   share--diluted...........................    $ 0.34                                                       $0.59 (7)

(a)  Represents the historical results of American Founders and its predecessor for the period January 1, 2000 through June 30, 2000.

                                                        See accompanying notes.

VESTA INSURANCE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  Eliminates the effect of the 50% quota share with Centre Insurance Company.

  Adds investment income earned on assets received from the stock offering, net of assets transferred to third parties, based on an assumed rate of 7%, and eliminates interest expense on the $33.5 million note repaid by American Founders on January 31, 2000.

  Eliminates realized losses based on marking the securities to market as part of purchase accounting.

  Recognizes amortization of goodwill recorded as part of the Florida Select and American Founders transactions over a 15-year life.

  Recognizes the tax effects of the adjustments as if they had occurred at the beginning of the period using a blended tax rate of 33% as of December 31, 2000 and 38.6% as of March 31, 2001.

  Recognizes minority interest as if it had been applicable from beginning of period.

  Calculated as if the 8.625 million share offering had occurred at the beginning of the period. Pro forma basic shares outstanding are approximately 26.8 million shares and 27.5 million shares for the year ended December 31, 2000 and for the three months ended March 31, 2001, respectively, and pro forma diluted shares outstanding are approximately 32.9 million shares and 29.7 million shares for the year ended December 31, 2000 and for the three months ended March 31, 2001, respectively.

  Reflects net cash effect to Vesta following the completion of the offering and the closing of the acquisition of Florida Select.
       Florida Select Acquisition.............................................................   $(64.5) million
     Less common stock offering net proceeds (see footnote 12)..............................   $ 63.4 million
     Less settlement of balances pursuant to commutation of Centre Insurance Company
        and Florida Select treaty...........................................................   $ 22.9 million
                                                                                               --------------
     Net cash impact........................................................................   $ 21.8 million
  Reflects commutation of 50% quota share with Centre Insurance Company.

  Recognition of goodwill.

  Recognition of accrued expenses attributable to the Florida Select transaction.

  Net proceeds of offering 8.625 million shares of common stock, less the paid in capital attributable to Florida Select. The net proceeds of the offering are calculated based on the sale price of $8.00 per share, or an aggregate of $69.0 million, less underwriting discounts of $4.3 million and estimated offering expenses of $1.3 million.

  Recognition of removing historical equity accounts to reflect purchase accounting.

Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-74160, 33-81114, 33-81126, 33-80385, 33-80387, 33-80395, and 333-53810), the Registration Statement on Form S-3 (No.333-58764), and the Registration Statement on Form S-8 pertaining to the 2001 Incentive Compensation Plan of Vesta Insurance Group, Inc. of our report dated March 16, 2001, with respect to the consolidated financial statements of Florida Select Holdings Inc. for the year ended December 31, 2000 included in the Current Report (Form 8K) dated July 18, 2001.

                                                                                                                        /s/     Ernst & Young LLP

Tampla, Florida
July 13, 2001